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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 22, 1999, included in the Deltek Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement for the Deltek Systems, Inc. 1996 Stock Option Plan.

                                                   ARTHUR ANDERSEN LLP

Washington, D.C.
August 13, 1999